September 10, 1998

FEDERAL EXPRESS AND FACSIMILE

Bernard Couillaud
Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, CA  95054

Dear Bernard:

     This letter is to confirm our agreement that the payment date for the four million dollar ($4,000,000) promissory note (the "Loan") currently outstanding from Coherent, Inc. ("Coherent") to Palomar Medical Technologies, Inc. ("Palomar") shall be extended until the earlier to occur of: i) the closing of the sale by Palomar to Coherent of Star Medical Technologies, Inc. ("Star") or
ii) ninety (90) days from the termination of negotiations between Coherent and Palomar regarding the sale of Star and/or the licensing of Star's diode array stacking technology.

     Please confirm Coherent's agreement with the above terms by signing where indicated below. Thank you.

Sincerely,

     /s/
-----------------------
Louis P. Valente
Chief Executive Officer

COHERENT, INC.

     /s/
-----------------------
Name:  Bernard Couillaud
Title:  Chief Executive Officer

LPV/sbr